February 28, 2001

Mr. Victor I.H.Sun, P.Eng
AVIC Technologies Ltd.
445, Rue Saint-Francois-Xavier
Montreal, Quebec H2Y 2T1
Canada

Ref: Letter Of Intent:  Sino-Canadian Fiberglass Project.

Dear Mr. Sun:

Confirming our telephone conversation last week, regarding your Fiberglass Window Joint Venture Project in China. This letter is to confirm that Wise Creation Technology Limited is interested in pursuing equity participation with AVIC Technologies Ltd. for the Shenzhen, China project.

After reviewing your feasibility study report, we have concluded that we will be interested to provide an equity investment in the form of cash contribution between USD240,000.00 to USD360,000 at US$0.12 per share of AVIC's common stock. We are prepared to sign a binding subscription agreement once your company stock has been accepted for listing in any of NASD's quotation systems.

Before we can provide the final equity into this project, we would like to receive the following document or information:

         1. AVIC  Technologies  Ltd. latest financial  statement
         2. The Shenzhen project final Joint Venture Contract

I look forward to receive the above documents from you soon.

                                                 Yours Truly,



                                                 Matthew K.M. Chan
                                                 CEO & Director